TELVANTIS VOICE SERVICES, INC.
CARVED OUT COMBINED BALANCE SHEETS
(In whole dollars)

	September 30, 2025 (Unaudited)	December 31, 2024 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$718,998	$47,890
Accounts receivable, net	51,617,560	30,934,266
Accounts receivable from related parties	50,955,227	-
Other current assets	929,168	3,810
Total current assets	104,220,953	30,985,966

Non-current assets:
Deferred tax asset	41,607	41,607
Intangible assets, net	8,670,975	9,517,800
Goodwill	1,610,261	1,610,261
Loans receivable, non-current	469,721	-
Total assets	$115,013,517	$42,155,634

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	53,342,121	30,669,928
Accounts payable — related parties	42,727,070	-
Income taxes payable	651,282	534,081
Loan payable	9,412,142	900,000
Other current liabilities	284,076	1,153
Total current liabilities	106,416,691	32,105,162

Non-current liabilities:
Due to related parties	7,358,590	5,978,704
Total liabilities	113,775,281	38,083,866

Commitments and contingencies (Note 9)

Stockholders' equity:
Common stock, $1 par value; 100 shares authorized, issued and outstanding	100	100
Retained earnings	1,238,136	4,071,668
Total stockholders' equity	1,238,236	4,071,768
Total liabilities and stockholders' equity	$115,013,517	$42,155,634

See accompanying notes to the Carved Out Combined Financial Statements.

TELVANTIS VOICE SERVICES, INC.
CARVED OUT COMBINED STATEMENTS OF OPERATIONS
(In whole dollars)

	Nine Months Ended September 30,
	2025	2024
Revenues:
Revenues	$102,293,642	$20,070,248
Revenues from related parties	47,383,672	279,918
Total revenues	149,677,314	20,350,166

Operating expenses:
Costs of revenues	105,295,797	18,657,046
Costs of revenues from related parties	44,119,278	287,065
Total cost of revenues	149,415,075	18,944,111
General and administrative	665,180	471,556
Sales and marketing	414,890	292,351
Amortization expense	846,825	846,825
Total operating expenses	151,341,970	20,554,843

Loss from operations	(1,664,656)	(204,677)

Other income (expense):
Interest expense	(744,353)	-
Other income (expense), net	(372,953)	(83,869)
Total other expense, net	(1,117,306)	(83,869)

Loss before income taxes	(2,781,962)	(288,546)
Income tax expense	-	178
Net loss	$(2,781,962)	$(288,724)

See accompanying notes to the Carved Out Combined Financial Statements.

TELVANTIS VOICE SERVICES, INC.
CARVED OUT COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Unaudited, in whole dollars)

	Units	Common Stock Amount	Retained Earnings	Total Equity
Balance at December 31, 2023	100	$100	$708,164	$708,264
Net loss		-	(288,724)	(288,724)
Balance at September 30, 2024 (Unaudited)	100	$100	$419,440	$419,540

Balance at December 31, 2024	100	$100	$4,071,668	$4,071,768
Net loss		-	(2,781,962)	(2,781,962)
Balance at September 30, 2025 (Unaudited)	100	$100	$1,289,706	$1,289,806

See accompanying notes to the Carved Out Combined Financial Statements.

TELVANTIS VOICE SERVICES, INC.
CARVED OUT COMBINED STATEMENTS OF CASH FLOWS
(In whole dollars)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(2,781,962)	$(288,724)
Adjustments to reconcile net loss to net cash:
Amortization of intangible assets	846,825	846,825
Changes in operating assets and liabilities:
Accounts receivable, net	(20,641,297)	(1,217,897)
Accounts receivable from related parties	(8,228,157)	-
Other current assets	(8,547,929)	(2,161)
Accounts payable and accrued expenses	22,672,193	(59,745)
Accounts payable — related parties	42,727,070	-
Income taxes payable	117,201	42
Other current liabilities	282,923	1,039
Net cash used in operating activities	(7,371,133)	(1,441,621)

Cash flows from investing activities:		-
Loan receivables	(789,721)	-
Net cash used in investing activities	(789,721)	-

Cash flows from financing activities:	-	-
Net proceeds from factoring facility	8,315,480	-
Net proceeds from related party loans	496,565	1,041,808
Net cash provided by financing activities	8,812,045	1,041,808

Effect of exchange rate changes on cash	16,917	381,215
Net increase (decrease) in cash	671,108	(18,598)
Cash and cash equivalents — beginning of period	47,890	24,303
Cash and cash equivalents — end of period	$718,998	$5,705

Supplemental disclosure of cash flow information:
Cash paid for interest	$744,353	$-
Cash paid for income taxes	$-	$-

See accompanying notes to the Carved Out Combined Financial Statements.